Exhibit 99.1

NEWS RELEASE

For Immediate Release:

6/27/2017

Investors: Scott Lamb, +1 832 513 1068, Scott.Lamb@CBI.com

Media: Gentry Brann, +1 832 513 1031, Gentry.Brann@CBI.com

Court Vindicates CB&I’s Position in Westinghouse Lawsuit

THE WOODLANDS, Texas, June 27, 2017 /PRNewswire/ — CB&I (NYSE:CBI) today issued the following statement on the Delaware Supreme Court’s decision to reverse the previous decision of the Court of Chancery in CB&I’s lawsuit against Westinghouse.

The Delaware Supreme Court rejected Westinghouse’s attempt to raise claims that the parties extinguished by contract in the purchase agreement of October 2015. The Court also ruled that nearly all of Westinghouse’s claim will not be presented to the Independent Auditor. The opinion authored by Chief Justice Leo E. Strine, Jr., states, “We therefore reverse and require the entry of a judgment on the pleadings for Chicago Bridge.”

“We are very pleased with the Delaware Supreme Court’s decision, which vindicates our position that Westinghouse’s $2 billion claim was without merit under the agreement,” said Philip K. Asherman, CB&I’s President and Chief Executive Officer. “CB&I looks forward to quickly resolving any remaining disputes between the parties, which we believe should be immaterial in light of the Court’s ruling.”

About CB&I

CB&I (NYSE:CBI) is a leading provider of technology and infrastructure for the energy industry. With over 125 years of experience, CB&I provides reliable solutions to our customers around the world while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.CBI.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward- looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2016, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Investors: Scott Lamb, +1 832 513 1068, Scott.Lamb@CBI.com

Media: Gentry Brann, +1 832 513 1031, Gentry.Brann@CBI.com

To view the original version on PR Newswire, visit:http://www.prnewswire.com/news-releases/court-vindicates-cbis- position-in-westinghouse-lawsuit-300480531.html

SOURCE CB&I

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